SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - February 1, 2001
                                                          ----------------


                                 PALADYNE CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  0-22969                      59-3562953
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)


                    PO Box 22207, Lake Buena Vista, FL.             32830
--------------------------------------------------------------------------------
                   (Address of principal executive offices)      (zip code)


       Registrant's telephone number, including area code - (407) 909-1723
                                                            --------------


          610 Crescent Executive Court, Suite 124, Lake Mary, FL      32746
--------------------------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     On February 1, 2001, the registrant Paladyne Corp. ("Paladyne"), through its wholly-owned subsidiary E-com Acquisition Corp. ("Acquisition Sub"), merged (the "Merger") with e-commerce support centers, inc., a North Carolina corporation ("ecom"), pursuant to an Agreement and Plan of Merger, dated as of December 21, 2000, as amended (collectively the "Merger Agreement"), among Paladyne, Acquisition Sub and ecom. Upon the Merger, ecom became a wholly-owned subsidiary of Paladyne. For additional information about the Merger, see the initial Form 8-K for an event of February 1, 2001.

     Based upon discussions subsequent to the Merger, Paladyne, ecom and Gibralter Publishing, Inc., a North Carolina corporation ("Gibralter"), determined that it was necessary to renegotiate and to amend some of the agreements which had became effective upon the Merger. The amendments change the calculation for the issuance of the deferred shares and delay the repayment dates of the two notes (the "Notes") issued by ecom to Gibralter in payment for the assets purchased by ecom from Gibralter immediately prior to the Merger, pursuant to a Second Amendment to Agreement and Plan of Merger ("Second Amendment") and an Amending Agreement, respectively.

     The Second Amendment was entered into by Paladyne and Terrence J. Leifheit (the "Principal Stockholder"), on behalf of himself and as representative for the other former stockholders of ecom (the "ecom Stockholders"). Section 3.1(iv) of the Merger Agreement originally provided for the ecom Stockholders to receive post-closing an amount of Paladyne Common Stock equivalent to 95% of each whole share of Common Stock or other security convertible into Common Stock issued by Paladyne until Paladyne received $6,500,000 in cash from sales of Common Stock.
Section 3.1(iv) as amended provides that beginning as of the date of the Second Amendment and ending the earlier of December 20, 2002 or when Paladyne raises $6,500,000 in cash from sales of Common Stock or Common Stock equivalents (the "New Securities"), Paladyne will issue one share (the "Deferred Shares") of Common Stock to the ecom Stockholders for each $1.00 in gross proceeds received upon the sale of New Securities or issuable upon conversion, exercise or exchange of New Securities.

     The Amending Agreement amends the original Promissory Note A and Promissory Note B which constitute the Notes, and terminates the Default and Assignment Agreement, the Secondary Operating Agreement, and the Escrow Agreement. These latter Agreements had been included as exhibits to the initial Form 8-K for an event of February 1, 2001. The Amended Promissory Note A issued by ecom to Gibralter in the principal amount of $1,500,000 is repayable in two equal principal installments of $750,000, with the first installment due when Paladyne raises a minimum of $3,000,000 in equity or convertible debt and the second installment due no earlier than six months after the payment of the first installment, and in no event until Paladyne has had a positive cash flow for any three consecutive calendar months. The Amended Promissory Note B issued by ecom to Gibralter in the principal amount of $3,500,000, is repayable in 12 equal quarterly principal payments commencing October 1, 2001, or up to six months thereafter if mutually agreed. Both Notes still bear interest at 10% per annum. The Security Agreement pursuant to which ecom granted to Gibralter a first lien on the purchased assets to secure the repayment of the Notes and the

Unconditional Guaranty Agreement whereby Paladyne guaranteed these Notes remain in full force and effect.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a)  Financial Statements of Business Acquired.
               -----------------------------------------

               Report of Independent Certified Public Accountants.

               Balance Sheets, as of September 30, 2000 and December 31, 1999.

               Statements of Operations for the nine months ended
                 September 30, 2000 and three months ended December 31, 1999.

               Statements of Capital Deficit as of September 30, 2000 and
                 December 31, 1999.

               Statements of Cash Flows for the nine months ended
                 September 30, 2000  and three months ended December 31, 1999.

               Notes to Financial Statements.

          (b)  Pro Forma Financial Information.
               -------------------------------

               Introduction

               Unaudited Pro Forma Condensed Combined Balance Sheet as of
                 February 28, 2001

               Unaudited Pro Forma Condensed Combined Statement of Operations
                 for the year ended August 31, 2000.

               Unaudited Pro Forma Condensed Combined Statement of Operations
                 for the six months ended February 28, 2001.

          (c)  Exhibits.
               --------

               *All documents are dated as of April 9, 2001.

               10.1.3 Second Amendment to Agreement and Plan of Merger, among Paladyne and Terrence J. Leifheit on behalf of himself and as representative for the former shareholders of ecom.

               10.4.4.1 Amended Promissory Note A from ecom to Gibralter in the principal amount of $1,500,000.

               10.4.5.1 Amended Promissory Note B from ecom to Gibralter in the principal amount of $3,500,000

               10.4.11   Amending Agreement among Gibralter, Paladyne and ecom.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PALADYNE CORP.
                                             --------------
                                              (Registrant)


Dated:  April 17, 2001                  By /s/ John D. Foster
                                           ------------------------------------
                                             John D. Foster, Chairman and CEO

                        E-COMMERCE SUPPORT CENTERS, INC.




                                        ----------------------------------------
                                                            FINANCIAL STATEMENTS
                                        NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                                            THREE MONTHS ENDED DECEMBER 31, 1999

                                                E-COMMERCE SUPPORT CENTERS, INC.




                                                                        Contents
--------------------------------------------------------------------------------

          Report of Independent Certified Public Accountants               3

          Financial Statements

               Balance sheets                                              4

               Statements of operations                                    5

               Statements of capital deficit                               6

               Statements of cash flows                                    7

               Notes to financial statements                            8-15

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
e-commerce support centers, Inc.
Jacksonville, North Carolina

We have audited the accompanying balance sheets of e-commerce support centers, Inc. as of September 30, 2000 and December 31, 1999 and the related statements of operations, capital deficit and cash flows for the nine months ended September 30, 2000 and the three months ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2000 and December 31, 1999 and the results of its operations and its cash flows for the nine months ended September 30, 2000 and the three months ended December 31, 1999, in conformity with generally accepted accounting principles in the United States of America.

As described in Note 5 to the Financial Statements, effective February 1, 2001, the Company was merged into another entity.

High Point, North Carolina                                 /s/ BDO Seidman, LLP
December 22, 2000, except for
Footnote 5, dated February 1, 2001

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                   September 30,  December 31,
                                                                            2000          1999
----------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                         $          -  $          -
  Accounts receivable, net of allowance for doubtful accounts
    of $108,000 in 2000                                                1,086,394       131,811
----------------------------------------------------------------------------------------------
  Total current assets                                                 1,086,394       131,811

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
  Depreciation and amortization (Notes 2 and 3)                        3,980,428     3,237,907
----------------------------------------------------------------------------------------------
                                                                    $  5,066,822  $  3,369,718
----------------------------------------------------------------------------------------------
LIABILITIES AND CAPITAL DEFICIT
CURRENT LIABILITIES:
  Accounts payable                                                  $    386,136  $     32,653
  Accrued expenses                                                       362,692       118,635
  Due to affiliate (Note 1)                                            5,852,085     3,395,239
  Current portion of capital lease obligations (Note 3)                  712,919       379,138
----------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                              7,313,832     3,925,665

LONG-TERM CAPITAL LEASE OBLIGATIONS, LESS
  current portion (Note 3)                                             1,044,079       682,632
----------------------------------------------------------------------------------------------
Total liabilities                                                      8,357,911     4,608,297
----------------------------------------------------------------------------------------------
COMMITMENTS (Note 3)
CAPITAL DEFICIT
  Stock subscription receivable                                           (2,000)            -
  Common stock - no par value; authorized 100,000 shares; issued and
    outstanding 82,000 shares in 2000                                          -             -
  Additional paid-in capital                                               2,000             -
  Accumulated deficit                                                 (3,291,089)   (1,238,579)
----------------------------------------------------------------------------------------------
TOTAL CAPITAL DEFICIT                                                 (3,291,089)   (1,238,579)
----------------------------------------------------------------------------------------------
                                                                    $  5,066,822  $  3,369,718
----------------------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                        STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                       Nine Months  Three Months
                                                             Ended         Ended
                                                     September 30,  December 31,
                                                              2000          1999
--------------------------------------------------------------------------------

REVENUES                                             $  3,306,968  $    219,404
--------------------------------------------------------------------------------
OPERATING EXPENSES:
  Call center expenses                                  2,115,479       441,844
  Selling, general and administrative expenses          1,988,066       423,146
  Depreciation and amortization                         1,155,774       570,356
--------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                5,259,319     1,435,346
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                   (1,952,351)   (1,215,942)

OTHER INCOME (EXPENSE) - interest                        (100,159)      (22,637)
--------------------------------------------------------------------------------

Loss before taxes on income                            (2,052,510)   (1,238,579)

TAXES ON INCOME (Note 4)                                        -             -
--------------------------------------------------------------------------------

NET LOSS                                             $ (2,052,510) $ (1,238,579)
--------------------------------------------------------------------------------

NET LOSS PER SHARE - BASIC AND DILUTED               $     (25.03) $     (15.10)
--------------------------------------------------------------------------------
                                 See accompanying notes to financial statements.

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   STATEMENTS OF CAPITAL DEFICIT
--------------------------------------------------------------------------------

                                     Stock       Common Stock     Additional
                                 Subscription -------------------   Paid-in   Accumulated Total Capital
                                  Receivable   Shares     Amount    Capital      Deficit     Deficit
------------------------------------------------------------------------------------------------------
AMOUNT, October 1, 1999           $       -          -  $       -  $       -  $         -  $         -

Net loss                                  -          -          -          -   (1,238,579)  (1,238,579)
------------------------------------------------------------------------------------------------------

AMOUNT, December 31, 1999                 -          -          -          -   (1,238,579)  (1,238,579)

Issuance of company common stock     (2,000)    82,000          -      2,000            -            -

Net loss                                  -          -          -          -   (2,052,510)  (2,052,510)
------------------------------------------------------------------------------------------------------

AMOUNT, September 30, 2000        $  (2,000)    82,000  $       -  $   2,000  $(3,291,089) $(3,291,089)
------------------------------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                     Nine months  Three Months
                                                                           Ended         Ended
                                                                   September 30,  December 31,
                                                                            2000          1999
----------------------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss                                                        $   (2,052,510) $ (1,238,579)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                                      1,155,774       570,356
    Allowance for doubtful accounts                                      108,000             -
    Changes in assets and liabilities:
      Accounts receivable                                             (1,062,583)     (131,811)
      Accounts payable                                                   353,483        32,653
      Accrued expenses                                                   244,057       118,635
      Due to affiliate                                                 2,456,846     3,395,239
----------------------------------------------------------------------------------------------
Net cash provided by operating activities                              1,203,067     2,746,493
----------------------------------------------------------------------------------------------
CASH FLOW USED IN INVESTING ACTIVITIES -
  Purchase of property and equipment                                    (890,271)   (2,682,090)
----------------------------------------------------------------------------------------------
CASH FLOW USED IN FINANCING ACTIVITIES -
  Principal payments on capital lease obligations                       (312,796)      (64,403)
----------------------------------------------------------------------------------------------
Net increase(decrease) in cash                                                 -             -

CASH AND CASH EQUIVALENTS, beginning of period                                 -             -
----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period                          $            -  $          -
----------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
   Equipment financed through capital leases                      $    1,008,024  $  1,126,173
----------------------------------------------------------------------------------------------

                                 See accompanying notes to financial statements.

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   SUMMARY OF     Basis of Presentation and Description of Business
     SIGNIFICANT
     ACCOUNTING     e-commerce support centers, Inc. ("e-com") began operations
     POLICIES       in October 1999 as a division of Gibralter Publishing, Inc.
                    ("Gibralter"). In May of 2000, e-com was incorporated and Gibralter transferred existing call center contracts to e-com. e-com provides outsourced eCRM solutions for both business to business and business to consumer Internet sites. e-com's full spectrum of personalized customer solutions include inbound customer support and Help Desk support using live, one-to-one text chat; live phone support comprised of callback technology and voice/video over IP;
                    multiple, simultaneous email response; customized reporting;
                    proactive site monitoring; and collaborative agent interaction. e-com also provides traditional call center services. These services are provided for companies throughout the United States.

                    The accompanying financial statements include the operations, assets and liabilities of e-com. In December 2000, e-com announced its plan to merge with Paladyne Corp., see Note 5. Immediately prior to the merger, an affiliated Company through common ownership, Gibralter, transferred certain assets and liabilities to e-com. Those assets and liabilities will be reflected in e-com's financial statements at Gibralter's historical cost. The net effect of the transfer of assets and liabilities was recorded as a due to the affiliate. In conjunction with the merger, e-com has entered into a contractual arrangement with Gibralter to provide traditional call center services previously performed by Gibralter.

                    Revenues and expenses specifically identified have been directly attributed to e-com in the financial statements. e-com's costs and expenses in the accompanying financial statements include allocations from Gibralter for centralized legal, accounting, real estate, information technology, and other Gibralter corporate services and infrastructure costs because specific identification of the expenses is not practicable. The expense allocations have been determined on the bases that Gibralter and e-com considered to be reasonable reflections of the utilization

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    of services provided or the benefit received by e-com using a ratio of hours worked by customer service representatives. However, the financial information included herein may not necessarily reflect the financial position and results of operations of e-com in the future or what these amounts would have been had it been a separate, stand-alone entity during the periods presented. However, management believe that if e-com had been a stand-alone entity during the periods presented, the expenses would not have been materially different from the allocations presented.

                    REVENUE RECOGNITION AND CREDIT RISK

                    The Company's call center support business records service revenue in the period in which the services are rendered, based on contractual hourly or call rates.

                    Management performs credit evaluations of its customers and generally does not require collateral.

                    CASH AND CASH EQUIVALENTS

                    For the purposes of the statements of cash flows, cash and cash equivalents include amounts in banks and on hand, and highly liquid instruments with an original maturity of three months or less. Due to their relationship with Gibralter previously mentioned, all of ecom's cash receipts are netted against due to affiliate.

                    PROPERTY AND EQUIPMENT

                    Property and equipment is stated at cost and depreciated using the straight-line method over estimated useful lives of the respective assets, as follows:

                    ------------------------------------------------------------

                    Computer and telephone hardware                   3-5 years
                    Computer software                                   3 years
                    Leasehold improvements                        Term of lease
                    Furniture and fixtures                              7 years
                    Equipment                                           5 years
                    ------------------------------------------------------------

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    FAIR VALUE OF FINANCIAL INSTRUMENTS

                         The fair value of financial instruments is the amount
                    at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying balance sheets are not materially different from their fair values.

                    LONG-LIVED ASSETS

                    Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. This policy is in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

                    INCOME TAXES

                    e-com accounts for income taxes under the asset and liability method in accordance with generally accepted accounting principles. Accordingly, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Valuation allowances are recorded when realization of deferred tax assets can not be considered more likely than not.

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    USE OF ESTIMATES

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    ADVERTISING

                    Cost incurred for advertising are expensed when incurred. The charges to expense were not significant for the nine month period ended September 30, 2000 and for the three months ended December 31, 1999.

                    PER SHARE DATA

                    e-com computes earnings per share based upon the weighted average shares outstanding during the period. Earnings per share were, calculated on a proforma bases for the three month period end December 31, 1999.

                    RECENT ACCOUNTING PRONOUNCEMENTS

                    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Historically, e-com has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, e-com does not expect adoption of the new standard on January 1, 2001, to affect its financial statements.

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    On December 3, 1999, the SEC issued Staff Accounting Bulletin 101 (SAB 101"), Revenue Recognition in Financial Statements. SAB 101 summarizes some of the SEC's interpretations of the application of generally accepted accounting principles to revenue recognition. Revenue recognition under SAB 101 was initially effective for the Company's first fiscal quarter of fiscal year beginning after December 15, 1999. However, SAB 101B, which was released June 26, 2000, delayed adoption of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that its revenue recognition practices are in substantial compliance with SAB 101 and that adoption of its provisions would not be material to its prospective annual or quarterly results of operations.

2.   PROPERTY AND   Property and equipment is summarized as follows:
     EQUIPMENT
                                                      September 30, December 31,
                                                          2000          1999
                    -----------------------------------------------------------

                    Computer and telephone hardware  $  2,026,668  $  1,468,085
                    Computer software                   3,402,142     2,186,394
                    Leasehold improvements                698,841       698,841
                    Furniture and fixtures                276,974       194,974
                    Equipment                             159,106       117,142
                    -----------------------------------------------------------
                                                        6,563,731     4,665,436

                    Accumulated depreciation and
                      amortization                     (2,583,303)   (1,427,529)
                    -----------------------------------------------------------

                    Property and equipment, net      $  3,980,428  $  3,237,907
                    -----------------------------------------------------------

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    Assets recorded under capital leases and included in property and equipment are as follows:

                                                      September 30  December 31
                                                          2000          1999
                    -----------------------------------------------------------

                    Computer and telephone
                      hardware                       $    872,629  $    491,405
                    Computer software                   1,256,249       863,768
                    -----------------------------------------------------------
                                                        2,128,878     1,355,173

                    Accumulated depreciation
                      and amortization                   (938,459)     (578,027)
                    -----------------------------------------------------------

                    Net assets under lease
                      obligations                    $  1,190,419  $    777,146
                    -----------------------------------------------------------

3.   CAPITAL LEASE  Future minimum lease payments on capital leases for the
     OBLIGATIONS    12-month period ended September 30 are summarized as
                    follows:

                    -----------------------------------------------------------
                    2001                                            $   855,371
                    2002                                                615,659
                    2003                                                508,984
                    2004                                                15,153
                    -----------------------------------------------------------

                    Total payments                                    1,995,167
                    Less amount representing interest                   238,169
                    -----------------------------------------------------------

                    Present value of minimum lease payments           1,756,998

                    Less current portion                                712,919
                    -----------------------------------------------------------

                    Long term portion of capital lease obligations  $ 1,044,079
                    -----------------------------------------------------------

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4.   INCOME TAXES   Provisions for federal and state income taxes consist of
                    the following:

                                                       Nine Months  Three Months
                                                             Ended         Ended
                                                     September 30,  December 31,
                                                              2000          1999
                    -----------------------------------------------------------
                    Deferred:
                      Federal                        $   (737,000) $   (421,000)
                      State                              (100,000)      (57,000)
                      Valuation allowance                 837,000       478,000
                    -----------------------------------------------------------

                    Total deferred                              -             -
                    -----------------------------------------------------------

                    Provision for income taxes       $          -  $          -
                    -----------------------------------------------------------

                    The Company's effective tax rate differs from the statutory federal tax rate in 2000 and 1999 as shown in the following table:

                                                       Nine Months  Three Months
                                                             Ended         Ended
                                                     September 30,  December 31,
                                                              2000          1999
                    -----------------------------------------------------------

                    U.S. federal income taxes at the
                      statutory rate                 $   (737,000) $   (421,000)
                    State taxes, net                     (100,000)      (57,000)
                    Changes in valuation allowance        837,000       478,000
                    -----------------------------------------------------------

                    Provision for income taxes       $          -  $          -
                    -----------------------------------------------------------

                                                E-COMMERCE SUPPORT CENTERS, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities as of September 30, 2000 and December 31, 1999 are presented below:

                                                     September 30,  December 31,
                                                              2000          1999
                    -----------------------------------------------------------

                    Allowance for doubtful accounts  $     42,000  $          -
                    Net operating loss carryforwards      795,000       478,000
                    Valuation allowances                 (837,000)     (478,000)
                    -----------------------------------------------------------

                    Net deferred taxes               $          -  $          -
                    -----------------------------------------------------------

                    The Company has recorded a valuation allowance against deferred tax assets due to uncertainties regarding the Company's ability to generate a sufficient level of taxable income in future periods. In the event that realization of the deferred tax assets is considered more likely than not in future periods, the Company may reduce the valuation allowance.

                    Due to the change in ownership, future utilization of net operating loss carryforwards will be limited.

5.   SUBSEQUENT     Effective February 1, 2001, ecom merged into Paladyne Corp.,
     EVENTS         in exchange for Paladyne redeemable Preferred Stock.

                            Pro Forma Financial Data


Introduction

     The following pro forma financial data is based upon the historical financial statements of Paladyne Corp. ("Paladyne") and have been prepared to illustrate the effects on such historical financial data of the acquisition of e-commerce support centers, inc. ("ecom"). The unaudited pro forma statements of operations combine the historical consolidated statements of operations of Paladyne for the six months ended February 28, 2001 and the year ended August 31, 2000 with the historical statements of operations for ecom for the six months ended December 31, 2000 and the year ended September 30, 2000, respectively. The ecom acquisition is assumed to have been consummated on September 1, 1999. The unaudited pro forma balance sheet of Paladyne as of February 28, 2001 includes the acquisition of ecom, which was consummated on February 1, 2001 and reflects the results of operations of ecom for the one month ended February 28, 2001.

     The pro forma financial data is provided for comparative purposes only and does not purport to represent the actual financial position or results of operations of Paladyne that actually would have been obtained if the ecom acquisition had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future.

     The pro forma financial data is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction with the historical financial statements of Paladyne and ecom.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                FEBRUARY 28, 2001


                                                                 PALADYNE
                                                                   (A)
                                                               ------------
                                                                (UNAUDITED)

ASSETS:
  Current Assets
    Cash and cash equivalents                                  $    398,459
    Short term investments                                          242,666
    Accounts receivable, net                                      1,531,289
    Prepaid expenses and other current assets                       120,939
                                                               ------------
      Total Current Assets                                        2,293,353

    Property and equipment, net                                   3,188,137
    Goodwill, net                                                 9,520,256  (B)
    Capitalized software development costs, net                     417,936
    Other assets                                                     52,272
                                                               ------------
  TOTAL ASSETS                                                 $ 15,471,954
                                                               ============

LIABILITIES & STOCKHOLDERS' EQUITY:
  Current Liabilities
    Notes payable                                              $  1,850,000  (C)
    Accounts payable                                              1,229,008
    Accrued expenses                                                601,355
    Due to Affiliate                                                128,911
    Accrued preferred stock dividends                               129,200
    Current portion of capital lease obligations                    797,247
    Current portion of long-term debt                               431,466  (C)
                                                               ------------
      Total Current Liabilities                                   5,167,187

    Long-term capital lease obligations                             881,753
    Long-term debt                                                3,068,534  (C)
                                                               ------------
      Total Liabilities                                           9,117,474
                                                               ------------

  Stockholders' Equity
    Preferred Stock - Series A                                          137
    Preferred Stock - Series B                                        4,100  (D)
    Common Stock                                                      8,460
    Additional paid-in capital                                   12,879,848  (D)
    Accumulated deficit                                          (6,538,065)
                                                               ------------
      Total Stockholders' Equity                                  6,354,480
                                                               ------------
  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 15,471,954
                                                               ============


Footnotes

(A) The unaudited historical balance sheet of Paladyne includes the acquisition of ecom on February 1, 2001 and reflects the results of ecom's operations for the one month ended February 28, 2001.

(B) The excess of the purchase price over the net assets acquired of approximately $9,373,000 was recorded as goodwill and will be amortized over a 15 year period. Amortization expense of approximately $52,000 was recorded in February 2001 relating to this goodwill. The purchase price was based on the fair value of Paladyne's common stock and the number of shares obtainable upon conversion of the convertible preferred stock issued as acquisition consideration. The purchase price was allocated based on the estimated fair value of the net assets acquired. The purchase allocation is preliminary and is subject to change based upon final appraisals of the assets acquired.

(C) Debt of $5,000,000 was assumed in the acquisition, including a short-term $1,500,000 note payable and a long- term $3,500,000 note payable. Interest expense of approximately $42,000 was recorded in February 2001 relating to this debt.

(D) Stock valued at approximately $5,765,000 was issued, representing the purchase price, in the acquisition consisting of 4,100,000 shares of convertible preferred stock with a par value of $.001.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 2000

                                                          HISTORICAL                  PRO FORMA
                                                 --------------------------  --------------------------------
                                                                   ECOM       ACQUISITION
                                                   PALADYNE      (A), (E)     ADJUSTMENTS          COMBINED
                                                 ------------  ------------  ------------        ------------
                                                               (UNAUDITED)
REVENUES                                         $  5,521,865  $  3,526,372  $          -        $  9,048,237

COST OF REVENUES                                    3,366,400     2,557,323             -           5,923,723
                                                 ------------  ------------  ------------        ------------
  Gross Profit                                      2,155,465       969,049             -           3,124,514

EXPENSES:
  Selling & G&A                                     2,047,982     2,411,212                         4,459,194
  Depreciation & Amortization                          62,656     1,726,130       624,882   (B)     2,413,668
                                                                                                            -
                                                 ------------  ------------  ------------        ------------
    Income (Loss) from Operations                      44,827    (3,168,293)     (624,882)         (3,748,348)

OTHER INCOME (EXPENSE):
  Interest Income                                       7,594             -             -               7,594
  Interest Expense                                    (24,418)     (122,796)     (500,000)  (C)      (647,214)
  Loss on disposal of assets                          (31,814)            -             -             (31,814)
  Other Income                                         16,460             -             -              16,460
                                                 ------------  ------------  ------------        ------------
    Net Income (Loss)                                  12,649    (3,291,089)   (1,124,882)         (4,403,322)

  Cumulative Convertible Preferred Stock Dividend      40,800                                          40,800
                                                 ------------  ------------  ------------        ------------

NET LOSS ATTRIBUTABLE  TO COMMON SHAREHOLDERS    $    (28,151) $ (3,291,089) $ (1,124,882)       $ (4,444,122)
                                                 ============  ============  ============        ============

Net loss per common share - basic and diluted    $      (0.00)            -             -        $      (0.56)

Weighted average common shares outstanding -        7,958,843             -             -   (D)     7,958,843
  basic and diluted


Footnotes

(A) The unaudited historical financial statements of ecom were based on a December year end and have been adjusted to to reflect the results of operations for the year ended September 30, 2000.

(B) Adjustments to record the amortization of goodwill resulting from the ecom acquisition.

(C) Adjustment to reflect the interest expense related to the notes payable signed by ecom in connection with the purchase of the property and equipment immediately prior to the acquisition.

(D) The convertible preferred stock issued in connection with the acquisition was anti-dilutive as of August 31, 2001 and has no effect on net loss per common share.

(E) The results of operations of ecom for the year ended September 30, 2000 included the results of operations for three months ended September 30, 2000 which is also included in the results of operations for the six months ended December 31, 2000. There were no unusual transactions during the three months ended September 30, 2000.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 2001


                                                         HISTORICAL                     PRO FORMA
                                                 --------------------------  --------------------------------
                                                                   ECOM       ACQUISITION
                                                   PALADYNE      (A), (F)     ADJUSTMENTS          COMBINED
                                                 ------------  ------------  ------------        ------------
                                                  (UNAUDITED)   (UNAUDITED)
REVENUES                                         $  2,353,389  $  3,277,312  $   (897,082)  (B)  $  4,733,619

COST OF REVENUES                                    1,287,434     1,994,898      (153,330)  (B)     3,129,002
                                                 ------------  ------------  ------------        ------------
  Gross Profit                                      1,065,955     1,282,414      (743,752)          1,604,617

EXPENSES:
  Selling & G&A                                     2,160,141     1,554,941      (805,183)  (B)     2,909,899
  Depreciation & Amortization                         232,545       770,516      (130,357)  (B)     1,185,145
                                                                                  312,441   (C)
                                                 ------------  ------------  ------------        ------------
    Income (Loss) from Operations                  (1,326,731)   (1,043,043)     (120,653)         (2,490,427)

OTHER INCOME (EXPENSE):
  Interest Income                                      21,048             -             -              21,048
  Interest Expense                                    (57,721)      (66,773)       57,473   (B)      (317,021)
                                                                                 (250,000)  (D)
  Other Income                                          6,986             -             -               6,986
                                                 ------------  ------------  ------------        ------------
    Net Income (Loss)                              (1,356,418)   (1,109,816)     (313,180)         (2,779,414)

  Cumulative Convertible Preferred Stock Dividend      20,400             -             -              20,400
                                                 ------------  ------------  ------------        ------------

NET LOSS ATTRIBUTABLE  TO COMMON SHAREHOLDERS    $ (1,376,818) $ (1,109,816) $   (313,180)       $ (2,799,814)
                                                 ============  ============  ============        ============

Net loss per common share - basic and diluted    $      (0.16)            -             -             $ (0.33)

Weighted average common shares outstanding -        8,458,956             -             -   (E)      8,458,956
  basic and diluted

Footnotes

(A) The unaudited historical financial statements of ecom were based on a December year end and have been adjusted to to reflect the results of operations for the six months ended December 31, 2000.

(B) Adjustment to remove the results of operations of ecom for the one month ended February 28, 2001 as these amounts are already included in Paladyne's historical financial statements.

(C) Adjustment to record the amortization of goodwill resulting from the ecom acquisition.

(D) Adjustment to reflect the interest expense related to the notes payable signed by ecom in connection with the purchase of property and equipment immediately prior to the acquisition.

(E) The convertible preferred stock issued in connection with the acquisition was anti-dilutive as of February 28, 2001 and has no effect on net loss per common share.

(F) The results of operations of ecom for the six months ended December 31, 2000 included the results of operations for three months ended September 30, 2000 which are also included in the results of operations for the year ended September 30, 2000. There were no unusual transactions during the three months ended September 30, 2000.